FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

May 29, 2003

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (952) 835-5900

ANALYSTS INTERNATIONAL CORPORATION
(Information to be included in the Report)

ITEM 7(c).                                   Exhibits.

99.1                           Excerpts from oral remarks made during the Company’s May 28, 2003 shareholders meeting.

ITEM 9.                                                 Regulation FD Disclosure.

On May 28, 2003, the Company held its 2003 shareholders meeting.  During the shareholders meeting, the Company made nonintentional disclosures of certain information not previously disclosed to the public in the oral remarks of its executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned, thereunto duly authorized.

ANALYSTS INTERNATIONAL CORPORAITON

Dated: May 29, 2003	By:	/s/ John T. Paprocki
John T. Paprocki
Chief Financial Officer